U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2012, US Fuel entered into a Letter of Intent (LOI) with Empyrean West (Empyrean) wherein Empyrean agreed to assist in the funding of US Fuel Corporation’s coal-to-liquid fuel projects in multiple locations in Kentucky. After exchanging information about the proposed US Fuel projects, US Fuel and Empyrean entered into a formal Services Agreement on December 7, 2012 and due diligence under that agreement is ongoing.

The following general terms and conditions must be met for Empyrean to finalize the documents required by the United States Citizenship and Immigration Services (USCIS) for the Regional Center and Project submittal.

•
Empyrean will facilitate a loan up to Sixty-Five Percent (65%) loan to cost. Final loan amount to be determined by total jobs created and finalization of the capital stack needs. Job creation numbers shall be verified through an Economic Impact Study and Business Plan proforma.

•	The EB5 loan shall be for five (5) or seven (7) years, depending upon the Tax Credit requirements, interest only, interest paid quarterly.

•	The interest rate of the Loan may vary; it is estimated to be six Percent (6.0%) fixed for the duration of the note. A duly executed term sheet will be agreed upon by all parties.

Note: these terms are only general guidelines, based upon the information received at this time.

Sufficient evidence of imputed equity and value of intellectual property including but not limited to business plan, feasibility studies contract orders, design build entitlements and drawings, zoning and legal status, commitment letters for other financing and all regulatory agency approvals must prove to be sufficient and satisfactory as determined solely by Empyrean.

Each Project must meet all requirements to qualify for EB5 status and all locations are within a Targeted Economic Area as defined by USCIS.

Congress created the fifth employment-based preference EB-5 in 1990 as part of a general overhaul of the legal immigration system. INA§ 203(b)(S), 8 U.S.C. § 1153(b)(5). Ten thousand visas are available to investors each year in this green card category. To qualify, a foreign investor must establish a new commercial enterprise in which he or she must normally invest at least $1 million. If the investment is in a rural or high unemployment area, $500,000 will suffice. The investment must create or save at least ten full-time jobs for U.S. citizens, permanent residents, or other immigrants authorized to work in the United States. The ten workers cannot include the investor or the investor’s immediate family.

Immigrant investors who wish to participate in the EB-5 Program must invest the required minimum amount of capital (either $500K or $1 million) into a new commercial enterprise or troubled business in the U.S. These foreign investors must establish that the investment capital derives from a lawful source, and that the money is both fully invested and at risk in order to qualify. The immigrant investor must file a Form I-526, Immigrant Petition for Alien Entrepreneur. If approved, the alien is granted conditional permanent residence.

Approximately 2 years later, the immigrant investor files a Form I-829, Petition to remove conditions. At the time of the I-829 adjudication, the investor must demonstrate that the investment business plan was followed, the money remained fully invested in the business, and that at least 10 full-time jobs were created for U.S. workers as a result of the investment.

US Fuel Corporation agrees to provide sufficient information as requested by UCSIS and appropriate governmental agencies to support the satisfactory removal of conditions at the I-829 investor filing to satisfy any legal requirements applicable to the project. Empyrean will monitor the compliance of job creation and will move to audit economic impact as it relates to this project.  Semi-annual reports will be created to assist in the monitoring for achieving the final job count number.

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2012, US Fuel Corporation (US Fuel) entered into a Memorandum of Understanding (MOU) with 1st Resource Group (1RG) to jointly develop and commercialize a complete Coal to Liquid Fuels Process.  Under the terms of this MOU, US Fuel and 1RG will jointly

1.	Develop a proprietary process to clean and condition coal-derived synthesis gas – syngas (the “Gas Conditioning Process”);

2.	Develop a proprietary process to convert that cleaned and conditioned syngas into liquid fuel (the “GTL Process”); and

3.
Integrate the Gas Conditioning Process and the GTL Process with a 300 ton-per-day (TPD) gasifier to produce approximately 525 barrels (22,050 gallons) of liquid fuel, consisting of approximately 50% diesel and 50% jet fuel (the “300 TPD CTL Facility”).

US Fuel, jointly with 1RG shall own the Gas Conditioning Process and the GTL Process, with US Fuel having exclusive world-wide rights to use the Gas Conditioning Process and the GTL Process on all projects in which coal is the feedstock and 1RG has exclusive world-wide rights to use the Gas Conditioning Process and GTL Process on all projects in which natural gas is the feedstock.  US Fuel and 1RG will joint venture on any project involving a feedstock other than coal and natural gas.

The 300 TPD CTL Facility will be developed as a template capable of being rapidly replicated on multiple sites.  Each individual facility is expected to cost approximately $120,000,000 and create 50 direct jobs.

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2012, US Fuel entered into a Memorandum of Understanding (MOU) with Emery Energy (Emery), whereby US Fuel engages Emery to provide the coal gasification process for the US Fuel 300 TPD CTL Facility.  The Emery Bubbling Fluid Bed Gasifier technology will be licensed to US Fuel, with exclusive rights available to US Fuel for deployment in the Commonwealth of Kentucky upon achievement of certain deployment milestones.

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2012, US Fuel entered into a Memorandum of Understanding (MOU) with FirstPoint Energy Corporation N.A. (FirstPoint), under which FirstPoint shall supply services to US Fuel, including

1)
Monitoring, validating and reporting on the production of syngas, any liquid fuel, electricity, process byproducts and facility emissions, including, without limitation, air, greenhouse gas and water emissions  (the “Monitoring Services”).

2)
Acting as sales agent for all process byproducts (the “Sales Services”).  Potential byproducts include, but are not limited to CO2, algae, ash, sulfur derivatives and nitrogen derivatives; byproducts do not include syngas, liquid fuels or electricity.

Item 1.02 Termination of a Material Definitive Agreement

US Fuel has terminated the Strategic Alliance Agreement with Pyrolyzer and Preon.  The decision was made to improve the overall facility economics.

As a result of this action, the previously announced testing of coal in Germany required to obtain the Pyrolyzer performance guarantee has become irrelevant to company operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: December 18, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO